Exhibit 99.01
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                                   SCHEDULE E

                        Hyperion Telecommunications, Inc.

                Form of Financial Information and Operating Data of the Subsidiaries and the Joint Ventures Presented by Cluster

Data presented for the quarter ended:                 3/31/97

                 Unaudited                                                  ***
                                         North         Mid-        Mid-    Other
                                          East       Atlantic     South   Networks    Total

FINANCIAL DATA (dollars in thousands):
Total Revenue                         $  1,574.9  $    800.6  $    419.9 $  2,452.1 $  5,247.5
Total Capital Expenditures              16,334.2    24,571.0     9,029.9    1,321.6   51,256.7
Total EBITDA                               (85.6)   (1,251.2)       98.2      947.7     (290.9)


Gross Property, Plant & Equipment       51,340.4    89,012.3    26,696.1   61,335.1  228,383.9



Proportional Revenue *                     922.0       334.0       293.2    1,208.7    2,757.9
Proportional Capital Expenditures *     16,333.5    12,293.6     7,814.1    2,868.3   39,309.5
Proportional EBITDA *                      (79.3)     (503.0)       96.9      475.1      (10.3)


Proportional Gross PP&E *             $ 37,510.3  $ 38,135.6  $ 19,274.0 $ 28,205.2 $123,125.1

STATISTICAL DATA
(additions for the quarter):
Route Miles                                    9          84         100        106        299
Fiber Miles                                  464       4,032       4,800      5,053     14,349
Buildings connected                            8          35          19         25         87
LEC-COs collocated **                       --             6        --         --            6
Voice Grade Equivalent Circuits            9,072      50,760       3,672     18,984     82,488

(as of March 31, 1997)
Networks in Operation                          5           6           2          2         15
Route Miles                                1,126       1,093         484        758      3,461
Fiber Miles                               54,060      52,455      23,232     36,384    166,131
Buildings connected                          336         370         229        335      1,270
LEC-COs collocated **                         14          57          17         16        104
Voice Grade Equivalent Circuits          122,472     144,792      47,400    151,392    466,056


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*  Represents portion of revenue attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital
     Expenditures and Gross Property, Plant and Equipment

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